Exhibit 10.1

DONEGAL GROUP INC.

2011 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Section 1. Purpose.

Donegal Group Inc. (the “Company”) has established this 2011 Employee Stock Purchase Plan (this “Plan”) for the benefit of the eligible employees of the Company, its parent, Donegal Mutual Insurance Company (“Donegal Mutual”), participating subsidiaries of the Company and of Donegal Mutual and any company from which the Company or Donegal Mutual assumes 100% quota share reinsurance.

The purpose of this Plan is to provide each eligible employee with an opportunity to acquire or increase his or her proprietary interest in the Company through the purchase of shares of the Company’s Class A common stock (the “Class A common stock”) at a discount from the market prices prevailing at the time of purchase. The Company intends that this Plan meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2. Eligible Employees.

(a) Employees eligible to participate in this Plan (“Eligible Employees”) will consist of all individuals: (i) who are full-time employees, as defined in Section 2(b) of this Plan, of the Company, Donegal Mutual, any subsidiary, as defined in Section 424 of the Code, of the Company or Donegal Mutual or any company from which the Company or Donegal Mutual assumes 100% quota share reinsurance (a “Participating Company”), and (ii) who have completed one month of employment on or prior to the date on which an Enrollment Period, as defined in Section 4 of this Plan, begins.

(b) A “full-time employee” is an employee of the Company, Donegal Mutual or any Participating Company who works or is scheduled to work at least 1,000 hours during any calendar year. The Company will consider an employee who is not scheduled to work at least 1,000 hours during a calendar year, but who in fact works at least 1,000 hours during a calendar year, a “full-time employee” once the employee is credited with at least 1,000 hours during such year.

(c) A person who is otherwise an Eligible Employee may not purchase any shares of Class A common stock under this Plan to the extent that: (i) immediately after such person purchases Class A common stock, the person would own shares of Class A common stock, including shares that would be owned if all outstanding options to purchase Common Stock such person holds were exercised, that possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company or (ii) such right would cause such person to have purchase rights under this Plan and all other stock purchase plans of the Company or any subsidiary of the Company or Donegal Mutual that meet the requirements of Section 423 of the Code, that accrue at a rate that exceeds $25,000 of fair market value of the stock of the Company, or any subsidiary of the Company, determined at the time the right to purchase Class A common stock under this Plan is exercisable, for each calendar year in which a purchase right under this Plan is outstanding. For this purpose, a right to purchase Class A common stock accrues when such right first becomes exercisable during the calendar year, but the rate of accrual for any calendar year may in no event exceed $25,000 of the fair market value of Class A common stock subject to the right, and the number of shares of Class A common stock under one right may not be carried over to any other right.

(d) Notwithstanding other provisions in this Plan to the contrary, any officer of the Company, Donegal Mutual or any Participating Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to his or her ownership of shares of Class A common stock (a “Section 16 officer”) will be subject to the restrictions and conditions set forth in Sections 7(b) and 9 of this Plan.

Section 3. Duration of Plan and Subscription Periods.

This Plan is effective as of July 1, 2011 through and including June 30, 2022. During the term of this Plan, this Plan will have 20 semi-annual “Subscription Periods.” Each Subscription Period will extend from July 1 through December 31 or from January 1 through June 30, respectively, with the first Subscription Period beginning on July 1, 2011 and the last Subscription Period ending on June 30, 2022.

Section 4. Enrollment and Enrollment Period.

Enrollment for participation in this Plan will take place during the “Enrollment Period” that precedes each Subscription Period. Enrollment Periods are in effect from June 1 through June 30 and from December 1 through December 31 of each year. In addition, the Company will deem each individual who participates in the Company’s 2001 Employee Stock Purchase Plan and who is an Eligible Employee as of May 31, 2011 as automatically enrolled in this Plan effective as of the first Subscription Period. Except as provided regarding automatic enrollment in this Plan as of the first Subscription Period, any person who is an Eligible Employee and who would like to participate in this Plan should file a subscription agreement during an Enrollment Period, and that eligible employee’s participation in this Plan will then commence as of the commencement of the next Subscription Period. Once enrolled, an Eligible Employee will continue to participate in this Plan for each succeeding Subscription

Period until such Eligible Employee terminates his or her participation, the Eligible Employee ceases to be an Eligible Employee or elects to withdraw from this Plan, this Plan expires or the Company terminates this Plan. An Eligible Employee who desires to change his or her rate of contribution may do so effective as of the beginning of the next Subscription Period by submitting a properly completed and executed enrollment form to the Company during the Enrollment Period for the next Subscription Period. An Eligible Employee who is not a Section 16 officer may also change his or her rate of contribution during a Subscription Period only pursuant to Section 7(b) of this Plan.

Section 5. Total Number of Shares Available.

The total number of shares available under this Plan is 500,000 shares of Class A common stock. Such Class A common stock may be authorized and unissued shares or previously issued shares that the Company reacquired. In the event the total number of shares available for purchase under this Plan have been purchased prior to the expiration of this Plan, the Company may terminate this Plan in accordance with Section 13 of this Plan.

Section 6. Subscription Price.

The “Subscription Price” for each share of Class A common stock subscribed for purchase under this Plan during each Subscription Period will be the lesser of (i) 85% of the fair market value of such share as determined as of the last trading day before the first day of the Enrollment Period with respect to such Subscription Period or (ii) 85% of the fair market value of such share as determined on the last trading day of such Subscription Period. The fair market value of a share will be the closing price the NASDAQ Stock Market reports for the applicable date.

Section 7. Amount of Contribution and Method of Payment.

(a) An Eligible Employee must pay the Subscription Price through a payroll deduction. The maximum payroll deduction may not be more than 10% of an Eligible Employee’s Base Pay, as defined in Section 7(c) of this Plan. An Eligible Employee must authorize a minimum payroll deduction, based on such employee’s Base Pay at the time of such authorization, that will enable such employee to accumulate by the end of the Subscription Period an amount sufficient to purchase at least ten shares of Class A common stock. An Eligible Employee may not make separate cash deposits toward the payment of the Subscription Price.

(b) An Eligible Employee who is not a Section 16 officer may at any time during a Subscription Period reduce the amount the Eligible Employee previously authorized the Company to deduct from his or her Base Pay, provided the reduction conforms with the minimum payroll deduction set forth in Section 7(a) of this Plan. To do so, an Eligible Employee should forward to the Company a properly completed and executed written notice setting forth the requested reduction in his or her payroll deduction. The change in payroll deduction will become effective on a prospective basis as soon as practicable after the Company receives the change notice. An Eligible Employee may change his or her payroll deduction under this Section 7(b), by forwarding to the Company a properly completed and executed written notice setting forth such reduction in his or her payroll deduction only once during any Subscription Period. Any such reduction will remain in effect for subsequent Subscription Periods, subject to compliance with Section 7(a) of this Plan, until such Eligible Employee terminates his or her participation in this Plan, the Eligible Employee ceases to be an Eligible Employee, this Plan expires or the Company terminates this Plan. A Section 16 officer may not change his or her rate of contribution during a Subscription Period.

(c) “Base Pay” means the straight-time earnings or regular salary paid to an Eligible Employee. Base Pay will not include overtime, bonuses or other items that the committee administering this Plan pursuant to Section 14 of this Plan does not consider to be regular compensation. Payroll deductions will commence with the first paycheck issued during the Subscription Period and, except as set forth in Sections 9 and 10, will continue with each paycheck throughout the entire Subscription Period, except for pay periods for which the Eligible Employee receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

Section 8. Purchase of Shares.

The Company will maintain a “Plan Account” on its books for recordkeeping purposes only in the name of each Eligible Employee who authorized a payroll deduction (a “participant”). At the close of each pay period, the Company will credit the amount deducted from the participant’s Base Pay to the participant’s Plan Account. The Company will pay no interest on any Plan Account balance in any circumstance. As of the last day of each Subscription Period, the Company will divide the amount then in the participant’s Plan Account by the Subscription Price for such Subscription Period as determined pursuant to Section 6 , and credit the participant’s Plan Account with the number of whole shares that results. The Company will not credit fractional shares under this Plan. The Company will issue and deliver share certificates to each participant within a reasonable time thereafter. The Company will carry forward any amount remaining in a participant’s Plan Account to the next Subscription Period. However, any amount the Company carries forward pursuant to this Section 8 will not reduce the amount a participant may contribute pursuant to Section 7 of this Plan during the next Subscription Period. If a participant does not accumulate sufficient funds in his or her Plan Account to purchase at least ten shares of Class A common stock during a Subscription Period, the Company will deem such participant to have withdrawn from this Plan pursuant to Section 9 of this Plan.

If the number of shares subscribed for purchase during any Subscription Period exceeds the number of shares available for purchase under this Plan, the Company will allocate the remaining shares available for purchase among all participants in proportion to their Plan Account balances, exclusive of any amounts carried forward pursuant to the preceding paragraph. If the number of shares that would be credited to any participant’s Plan Account in either or both of the Subscription Periods occurring during any calendar year exceeds the limit specified in Section 2(c) of this Plan, the Company will credit the participant’s Plan Account with the maximum number of shares permissible, and refund the remaining amounts to the participant in cash without interest thereon.

Section 9. Withdrawal from This Plan.

A participant, other than a Section 16 officer, may withdraw from this Plan at any time by giving a properly completed and executed written notice of withdrawal to the Company. As soon as practicable following the Company’s receipt of a notice of withdrawal, the Company will refund the amount credited to the participant’s Plan Account in cash without interest thereon. The Company will make no further payroll deductions with respect to such participant except in accordance with an authorization for a new payroll deduction filed during a subsequent Enrollment Period in accordance with Section 4 of this Plan. A participant’s withdrawal will not affect the participant’s eligibility to participate during any succeeding Subscription Period. A withdrawal by a Section 16 officer, other than a withdrawal under Section 10 of this Plan, will not become effective until the Subscription Period that commences after the date the Company receives written notice of such withdrawal.

Section 10. Separation from Employment.

The Company will treat separation from employment for any reason, including death, disability or retirement, as defined in this Section 10, as an automatic withdrawal pursuant to Section 9 of this Plan. However, at the election of a participant who retires, or in the event of a participant’s death at the election of the participant’s beneficiary, any cash balance in such participant’s Plan Account may be used to purchase the appropriate number of whole shares of Class A common stock at a Subscription Price determined in accordance with Section 6 of this Plan using the date of the participant’s retirement or death as though it was the last day of the Subscription Period. The Company will refund in cash any cash balance in the Plan Account after such purchase to the participant, or in the event of the participant’s death to the participant’s beneficiary without interest thereon. As used in this Section 10, “retirement” means a termination of employment by reason of a participant’s retirement at or after the participant’s earliest permissible retirement date pursuant to and in accordance with his or her employer’s regular retirement plan or practice.

Section 11. Assignment and Transfer Prohibited.

No participant may assign, pledge, hypothecate or otherwise dispose of his or her subscription or rights to subscribe under this Plan to any other person, and any attempted assignment, pledge, hypothecation or disposition will be void. However, a participant may acquire shares of Class A common stock subscribed to under this Plan in the names of the participant and another person jointly with the right of survivorship upon appropriate written notice to the Company. No subscription or right to subscribe granted to a participant under this Plan will be transferable by the participant otherwise than by will or by the laws of descent and distribution, and such subscription rights will be exercisable only by the participant during the participant’s lifetime.

Section 12. Adjustment of and Changes in Class A Common Stock.

In the event that the outstanding shares of Class A common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, either in shares of Class A common stock or of another class of the Company’s stock, spin-off or combination of shares, the committee appointed pursuant to Section 14 of this Plan will make appropriate adjustments in the aggregate number and kind of shares that are reserved for sale under this Plan.

Section 13. Amendment or Termination of This Plan.

The Board of Directors of the Company (the “Board”) will have the right to amend, modify or terminate this Plan at any time without notice, provided that the amendment, modification or termination of this Plan does not adversely affect any participant’s existing rights and provided further that, without the approval of the stockholders of the Company in accordance with applicable law and regulations, no such amendment will increase the benefits accruing to participants under this Plan, increase the total number of shares subject to this Plan, change the formula by which the price at which the shares will be sold is determined, or change the class of employees eligible to participate in this Plan.

Section 14. Administration.

A committee of three employees of the Company the Board appoints from time to time will administer this Plan. The committee may from time to time adopt rules and regulations for carrying out this Plan. Any interpretation or construction of any provision of this Plan by the committee will be final and conclusive on all persons absent contrary action by the Board. Any interpretation or construction of any provision of this Plan by the Board will be final and conclusive on all persons.

Section 15. Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any cash credited to the participant under this Plan in the event of such participant’s death prior to the delivery to the participant of such cash. A participant may change such designation of a beneficiary at any time upon written notice to the Company. Upon the death of a participant and upon the committee’s receipt of proof of the participant’s death and of the identity and existence of a beneficiary validly designated by the participant under this Plan, the Company will deliver such cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company will deliver such cash to the executor or administrator of the estate of the participant, or if, to the knowledge of the Company, the participant has not appointed such executor or administrator, the Company, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate. No designated beneficiary will, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under this Plan.

Section 16. Employees’ Rights.

Nothing contained in this Plan will prevent the Company, Donegal Mutual or any Participating Company from terminating any employee’s employment. No employee will have any rights as a stockholder of the Company by reason of participation in this Plan unless and until the Company has issued and delivered certificates to the participant representing shares of Class A common stock for which the participant has subscribed.

Section 17. Use of Funds.

The Company may use all payroll deductions it receives or holds under this Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Any account established for a participant will be for recordkeeping purposes only.

Section 18. Government Regulations.

The Company’s obligation to sell and deliver Class A common stock under this Plan is subject to any prior approval or compliance that may be required to be obtained or made from or with any governmental or regulatory authority in connection with the authorization, issuance or sale of such Class A common stock.

Section 19. Titles.

Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 20. Applicable Law.

This Plan will be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania and the United States of America.

Section 21. Compliance with Rule 16b-3.

To the extent that Rule 16b-3 under the Exchange Act applies to purchases made under this Plan, it is the Company’s intent that this Plan comply in all respects with the requirements of Rule 16b-3, that the Company interpret any ambiguities or inconsistencies in the construction of this Plan to give effect to such intention and that if this Plan will not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan will be deemed to be automatically amended so as to bring them into full compliance with such rule.

Section 22. Approval of Stockholders.

Prior to June 30, 2011, the Company will submit this Plan to its stockholders for approval in accordance with applicable law and regulations. Subscriptions for the purchase of shares under this Plan will be subject to the condition that the stockholders of the Company approve this Plan prior to such date in the manner contemplated by Section 423(b)(2) of the Code. If the Company’s stockholders do not approve this Plan prior to such date, this Plan will terminate, all subscriptions under this Plan will be terminated and be of no further force or effect and the Company shall promptly refund in cash, without interest, of all sums previously deducted from their compensation pursuant to this Plan.

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